Exhibit 4.14

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT			1. CONTRACT ID CODE		PAGE OF PAGES
1 | 3
2. AMENDMENT/MODIFICATION NO. 0001		3. EFFECTIVE DATE 10/05/2015	4. REQUISITION/PURCHASE REQ. NO.	5. PROJECT NO. (If applicable)
6. ISSUED BY	CODE	ASPR–BARDA	7. ADMINISTERED BY (If other than Item 6)	CODE	ASPR–BARDA01
ASPR–BARDA 200 Independence Ave., S.W. Room 640–G Washington DC 20201			ASPR–BARDA 330 Independence Ave, SW, Rm G644 Washington DC 20201
8. NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and ZIP Code) MEDIWOUND LTD 1477616 MEDIWOUND LTD 42 HAYARKON 42 HAYARKON YAVNE 00812			(x)	9A. AMENDMENT OF SOLICITATION NO.

9B. DATED (SEE ITEM 11)

			x	10A. MODIFICATION OF CONTRACT/ORDER NO. HHSO100201500035C

10B. DATED (SEE ITEM 13)
CODE 1477616	FACILITY CODE		09/29/2015
11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐	The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers ☐ is extended. ☐ is not extended. Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods: (a) By completing Items B and 15, and returning __________ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which Includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGEMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required)
2015.1990002.26201

13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

CHECK ONE	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO; (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).

C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:

D. OTHER (Specify type of modification and authority)

E. IMPORTANT: Contractor ☒ is not. ☐ is required to sign this document and return _____________ copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

Tax ID Number: C0–0000387

DUNS Number: 532040334

PURPOSE: To add option CLINs 0003, 0004, and 0005A into PRISM as an administrative modification. This modification only clarifies language and does not change the any amounts obligated in the base contract.

Funds Obligated Prior to this Modification	$40,430,469.00
Funds Obligated with mod #01 $ 0.00
Total Funds Obligated to Date	$40,430,469.00

Continued ....

Except as provided herein, all terms and conditions of the document [ILLIGIBLE] as heretofore changed, remains unchanged and in full force and effect.
15A. NAME AND TITLE OF SIGNER (Type or print)		16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print)
Gal Cohen President & Chief Executive Officer MediWound Ltd	Sharon Malka Chief Finance Officer MediWound Ltd.	BROOKE T. BERNOLD
15B. CONTRACTOR/OFFEROR	I5C. DATE SIGNED	16B. UNITED STATES OF AMERICA	16C. DATE SIGNED

(Signature of person authorized to sign)	10/06/2015	(Signature of Contracting Officer)	10/7/2015
NSN 7540-01-152-8070		STANDARD FORM 30 (REV. 10-83)
Previous edition unusable		Prescribed by GSA
FAR (48 CFR) 53.243

CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUED	PAGE OF
	HHS0100201500035C/0001	2	3

NAME OF OFFEROR OR CONTRACTOR
MEDIWOUND LTD 1477616

ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
	Expiration date: September 28, 2020 (Unchanged)

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect
Delivery: 10/05/2015
Delivery Location Code: HHS/OS/ASPR
HHS/OS/ASPR
200 C St SW
	WASHINGTON DC 20201 US

	Appr. Yr.: 2015 CAN: 1990002 Object Class: 26201 FOB: Destination Period of Performance: 09/29/2015 to 09/28/2020

	Change Item 1 to read as follows (amount shown is the obligated amount):

1	ASPR-15-08828 -- CLIN 0001 Advanced development studies for NexoBrid Obligated Amount: $0.00				0.00

	Change Item 2 to read as follows (amount shown is the obligated amount):

2	ASPR-15-08828 -- CLIN 0002 initial purchase storage and delivery of NexoBrid Obligated Amount: $0.00				0.00

	Add Item 3 as follows:

3	CLIN 0003 Phase IV post marketing commitments/Requirements Amount: $5,639,146.00 (Option Line Item)				0.00

	Add Item 4 as follows:

4	CLIN--0004A Pediatric Study Amount: $11,925,619.00 (Option Line Item)				0.00

	Add Item 5 as follows:

5	CLIN--0004B Burn Induced Compartment Syndrome Study Amount: $4,447,713.00 (Option Line Item)				0.00

	Add Item 6 as follows: Continued . . .

NSN 7540-01-152.8067					OPTIONAL FORM 336 (4-86) Sponsored by GSA FAR (48 CFR): 53.110

CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUED	PAGE OF
	HHS0100201500035C/0001	3	3

NAME OF OFFEROR OR CONTRACTOR
MEDIWOUND LTD 1477616

ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)

6	CLIN--0005A US Facility validation for manufacture of product Amount: $4,819,074.00 (Option Line Item)				0.00

	Add Item 7 as follows:

7	CLIN--0005B Additional Surge Capacity 1 to 23,530 Amount: $23,200,580.00 (Option Line Item)				0.00

	Add Item 8 as follows:

8	CLIN--0005B Additional Surge Capacity 23,531 to 47,060 Amount: $22, 353,500.00 (Option Line Item)				0.00

NSN 7540-01-152-8067					OPTIONAL FORM 336 (4-86) Sponsored by GSA FAR (48 CFR) 53.110